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                                  EXHIBIT 23.02


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 13, 1996 (except for Note 10 as to which the date is June 14, 1996) included in Versant Object Technology Corporation's filing on Form SB-2 (Registration No. 333-4910-LA), dated July 17, 1996 and to all references to our Firm included in this Registration Statement.


                                      ARTHUR ANDERSEN LLP

San Jose, California
July 19, 1996